Exhibit 10.38

Amendment to the Distribution Agreement

This Amendment (this “Amendment”), effective as of August 8, 2014, 2014, is made to the Distribution Agreement dated January 6, 2009 (as Amended June 15, 2012 the “Distribution Agreement”) by and between Tyson Foods, Inc., a Delaware corporation (“Tyson”), and Freshpet, Inc. f/k/a Professor Connor’s, a Delaware Corporation (the “Company”).

WHEREAS, the parties desire to amend the Agreement on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	The parties agree that regardless of anything in the agreement to the contrary the Company will be allowed to utilize any method or person to manage shipments from its production facilities or customer pickups from any Company contracted facility (i.e. it may be from time to time that either direct shipment to a customer from our new location or a pickup of our products from new or existing locations may be handled exclusively by the Company).

2.	Section 8(a)(iv) shall be amended to read as follows: By Tyson upon six (6) months’ notice to Company.

3.	Pursuant to Section 8(b) of the Distribution Agreement, the parties agree to extend the term to run from the date hereof until December 31, 2015.

4.	General Terms: Unless otherwise expressly stated herein, all capitalized items used in this Amendment shall be defined as set forth in the Agreement, and the terms and conditions of the Agreement shall remain in full force and effect. Upon execution of this Amendment, the parties will be bound by all terms of the Agreement, including this Amendment and all references in the Agreement to the “Agreement” shall include this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives on the dates written below.

FRESHPET, INC.

By:

Name:	Richard Kassar

Title:	CFO

TYSON FOODS, INC.

By:

Name:	Andrew Rojeski

Title:	Vice President, Pet Products